Exhibit 99.1

FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

FOURTH QUARTER AND FULL YEAR FISCAL 2012 EARNINGS

Announces Monthly Distributions of $0.077 Cents per Share for a Total of $0.231 Per Share for Second Fiscal Quarter 2013, Equal to Annualized Distribution Rate of $0.924 Per Share

Originations Since End of Third Quarter Total $12.5 Million

RYE BROOK, NY, September 13, 2012 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the fourth quarter and full year of fiscal 2012 ended June 30, 2012.

For the quarter ended June 30, 2012, the Company recorded net investment income of $1.1 million, or $0.17 per share, and a net decrease in net assets resulting from operations of $(0.7) million, or $(0.11) per share, resulting from net realized losses of $(0.3) million or $(0.05) per share and unrealized losses of $(1.5) million or $(0.23) per share. Net asset value was $8.59 per share at June 30, 2012.

For the fiscal year ended June 30, 2012 the Company recorded net investment income of $4.8 million, or $0.78 per share, and a net increase in net assets resulting from operations of $2.7 million, or $0.43 per share. Distributions paid to record holders during fiscal 2012 totaled $0.918 per share.

On September 10, 2012, the Board of Directors declared monthly distributions for the second quarter of fiscal 2013 as follows:

Record Date	Payment Date	Per Share Amount
October 31, 2012	November 15, 2012	$0.077
November 30, 2012	December 14, 2012	$0.077
December 31, 2012	January 15, 2013	$0.077

These monthly distributions equate to a $0.924 annualized distribution rate or a current annualized yield of 11.3%, based on the closing price of the Company’s common stock of $8.15 per share on September 12, 2012.

Recent Portfolio Activity

On September 7, 2012 the Company funded $3.0 million of a $3.25 million senior secured credit facility bearing interest at LIBOR plus 12.25% to Global Energy Efficiency Holdings Inc. (“GEE”). GEE provides energy efficiency products, installation and maintenance services to small and medium sized businesses in multiple food sales and service industries.

Financial Highlights for the Fourth Quarter of Fiscal 2012

➢	Net asset value was $8.59 per share at June 30, 2012.
➢	Weighted average portfolio interest rate was 12.93% at June 30, 2012 compared to 12.98% at March 31, 2012.
➢	Total investment income was $2.5 million, including fee income from structuring fees and other sources of $0.1 million.
➢	Net investment income was $1.1 million, or $0.17 per share.
➢	Net decrease in net assets from operations was $(0.7) million, or $(0.11) per share, resulting from net realized losses of $(0.3) million or $(0.05) per share and unrealized losses of $(1.5) million or $(0.23) per share.
➢	Total portfolio investments at June 30, 2012 were $72.3 million (excluding U.S. treasury bills of $22.5 million), compared to $66.1 million (excluding U.S. treasury bills of $30.0 million) at March 31, 2012.
➢	New originations totaled $9.25 million to two companies consisting of new facilities of $4.25 million to Matt Martin Real Estate Management, LLC and $5.0 million to Employment Plus, Inc.
➢	At June 30, 2012, excluding U.S. Treasury bills, 93% of investments were first lien senior secured loans.
➢	At June 30, 2012, debt outstanding was $21.9 million consisting of $18.5 million drawn under the Company’s $35.0 million senior credit facility and $3.4 million under its senior unsecured notes.
➢	Full Circle paid monthly distributions of $0.077 per share on May 15, 2012, June 15, 2012 and July 13, 2012.
➢	Per share amounts for the quarter ended June 30, 2012 are based on approximately 6.2 million weighted average shares outstanding.

Management Commentary

“Inclusive of the two new loan originations totaling $9.25 million that closed in the fourth quarter, we finished the fiscal year completing $41.1 million in new loan originations. This activity plus the recent $3.25 million loan to GEE, brings our investment portfolio closer to full deployment at current liquidity levels. We intend to remain selective with our remaining investment capacity,” said John Stuart, Chairman and Chief Executive Officer of Full Circle Capital Corp. “To support the expansion of our investment portfolio, we recently added to our investment team a senior investment professional with strong experience in our targeted market. Our flexible uni-tranche lending solutions continue to be attractive to growth companies in our target market of lower and smaller middle market companies.

“Our investment strategy to invest in first lien senior secured loans to smaller and lower middle-market companies with a significant level of risk protection and a desirable yield supports consistently strong portfolio metrics. First lien senior secured loans comprise 93% of our portfolio supported by a strong loan-to-value ratio of 62%. The yield on the portfolio remains approximately 13%. Floating rate loans account for 92% of our portfolio, which we believe to be among the top tier of the BDC universe, positioning us well for any eventual rise in interest rates.”

Fourth Quarter Fiscal 2012 Results

The Company’s net asset value at June 30, 2012 was $8.59 per share. For the fourth fiscal quarter ended June 30, 2012, the Company recorded net unrealized depreciation of $1.5 million resulting primarily from fair value adjustments.

The Company generated $2.4 million of interest income during the period, of which 100% was paid in cash. Fee income from structuring fees and other sources totaled $0.1 million. The Company recorded net investment income of $1.1 million, or $0.17 per share, and a net decrease in net assets resulting from operations of $(0.7) million, or $(0.11) per share, resulting from net realized losses of $(0.3) million or $(0.05) per share and unrealized losses of $(1.5) million or $(0.23) per share.

During the quarter, the Company originated 2 new loan facilities for $9.25 million, all of which was funded at closing. Repayments and amortization of principal under existing loan facilities and loan and investment realizations totaled $1.4 million.

At June 30, 2012, the Company’s portfolio (excluding U.S. Treasury bills and money market funds) included investments in 19 companies, of which 16 were debt investments. The average portfolio company debt investment at June 30, 2012 was $4.6 million. The weighted average interest rate on investments was 12.93%. At fair value, 93% of portfolio investments were first lien loans, 5% were second lien loans and 2% were equity investments. Approximately 92% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 62% at June 30, 2012 compared to 61% at March 31, 2012.

Conference Call Details

Management will host a conference call to discuss these results on Friday, September 14, 2012 at 10:00 a.m. EDT. To participate in the conference call, please call 866-305-6438 (domestic call-in) or 706-679-7161 (international call-in) and reference code # 26516532.

A live webcast of the conference call and the accompanying slide presentation will be available at http://ir.fccapital.com/CorporateProfile.aspx?iid=4151676. All participants should call or access the website approximately 10 minutes before the conference begins.

A telephone replay of the conference call will be available from 1:00 p.m. ET on September 14 until 11:59 p.m. ET on September 21, 2012 by calling 855-859-2056 (domestic) or 404-537-3406 (international) and entering confirmation # 26516532. An archived replay of the conference call and slide presentation will also be available in the investor relations section of the company’s website.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by smaller and lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s web site www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
John E. Stuart, CEO	Stephanie Prince/Jody Burfening
Full Circle Capital Corporation	LHA
914-220-6300	212-838-3777
jstuart@fccapital.com	sprince@lhai.com

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2012	June 30, 2011
Assets
Control Investments at Fair Value (Cost of $6,639,648 and $1,658,552, respectively)	$6,777,511	$842,884
Affiliate Investments at Fair Value (Cost of $6,802,017 and $7,174,348, respectively)	5,112,142	7,112,992
Investments at Fair Value (Cost of $85,181,617 and $75,757,764, respectively)	82,957,117	74,838,241
Total Investments at Fair Value (Cost of $98,623,282 and $84,590,664, respectively)	94,846,770	82,794,117

Cash	639,149	2,065,943
Deposit with Broker	2,350,000	2,657,859
Interest Receivable	902,711	680,527
Principal Receivable	513,372	-
Due from Portfolio Investment	11,140	-
Prepaid Expenses	43,053	33,642
Other Current Assets	25,499	212,961
Deferred Offering Expenses	67,685	-
Deferred Credit Facility Fees	50,000	50,000

Total Assets	99,449,379	88,495,049

Liabilities

Due to Affiliate	580,353	592,418
Accounts Payable	115,741	116,289
Accrued Liabilities	79,651	73,228
Due to Broker	22,500,041	25,999,632
Dividends Payable	478,892	1,399,361
Interest Payable	142,518	23,361
Other Current Liabilities	140,458	412,171
Accrued Offering Expenses	19,697	-
Line of Credit	18,544,660	-
Distribution Notes	3,404,583	3,404,583

Total Liabilities	46,006,594	32,021,043

Net Assets	$53,442,785	$56,474,006
Components of Net Assets
Common Stock, par value $0.01 per share
(100,000,000 authorized; 6,219,382 and 100 issued
and outstanding, respectively)	$62,194	$62,194
Paid-in capital in excess of par	57,455,232	58,204,411
Distributions in excess of Net Investment Income	(122,763)	(340,534)
Accumulated Net Realized Gains (Losses)	(175,366)	344,482
Accumulated Net Unrealized Losses	(3,776,512)	(1,796,547)
Net Assets	$53,442,785	$56,474,006
Net Asset Value Per Share	$8.59	$9.08

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Year Ended June 30,		Period from April 16, 2010 (date of inception) to
	2012	2011	2012	2011	June 30, 2010
Investment Income
Interest Income	$1,197,972	$1,576,482	$7,068,048	$5,872,321	$-
Interest Income from Affiliate Investments	969,071	352,486	1,203,935	1,125,160	-
Interest Income from Control Investments	225,754	-	708,854	-	-
Dividend Income	-	2,335	-	4,427	-
Dividend Income from Affiliate Investments	-	-	-	210,833	-
Dividend Income from Control Investments	-	-	57,216	-	-
Other Income	(25,255)	177,132	489,882	685,823	-
Other Income from Affiliate Investments	101,101	-	155,187	61,073	-
Other Income from Control Investments	12,500	-	143,889	-	-
Total Investment Income	2,481,143	2,108,435	9,827,011	7,959,637	-

Operating Expenses
Management Fee	308,272	307,926	1,186,841	969,533	-
Incentive Fee	273,726	294,116	1,197,590	1,130,190	-
Total Advisory Fees	581,998	602,042	2,384,431	2,099,723	-

Allocation of Overhead Expenses	52,070	90,270	316,173	300,900	-
Sub-Administration Fees	78,114	78,114	312,457	260,381	-
Officers’ Compensation	74,800	35,432	267,153	110,904	-
Total Administration Fees	204,984	203,816	895,783	672,185	-

Directors’ Fees	33,125	32,125	119,500	117,982	-
Interest Expenses	310,599	112,098	889,055	525,982	-
Professional Services Expense	189,121	90,861	625,101	300,066	-
Bank Fees	2,488	(13,621)	12,228	16,135	45
Tax Expenses	-	3,515	-	3,515	-
Other	86,881	38,556	381,202	257,999	-
Organizational Expenses	-	-	-	178,979	12,500

Total Gross Operating Expenses	1,409,196	1,069,392	5,307,300	4,172,566	12,545

Management Fee Waiver and Expense Reimbursement	-	(131,793)	(313,792)	(547,308)	-

Total Net Operating Expenses	1,409,196	937,599	4,993,508	3,625,258	12,545

Net Investment Income (Loss)	1,071,947	1,170,836	4,833,503	4,334,379	(12,545)
Net Change in Unrealized Loss on Investments	(1,467,058)	(415,271)	(1,979,965)	(1,796,547)	-
Net Realized Gain (Loss) on Investments	(302,405)	65	(175,366)	344,482	-

Net Increase (Decrease) in Net Assets Resulting from Operations	$(697,516)	$755,630	$2,678,172	$2,882,314	$(12,545)

Earnings (Loss) per Common Share Basic and Diluted	$(0.11)	$0.12	$0.43	$0.56	$(125.45)
Weighted Average Shares of Common Stock Outstanding Basic and Diluted	6,219,382	6,219,382	6,219,382	5,152,573	100

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

Financial highlights

	For the three months ended June 30, 2012	For the three months ended June 30, 2011	For the year ended June 30, 2012	For the period from August 31, 2010 (commencement of operations) to June 30, 2011	For the period from April 16, 2010 (date of inception) to June 30, 2010
Per Share Data (1) :
Net asset value at beginning of period	$8.94	$9.18	$9.08	$9.40	$15.00	(2)
Offering costs	-	-	-	(0.04)	-
Net investment income (loss)	0.17	0.19	0.78	0.70	(125.45)
Change in unrealized loss	(0.24)	(0.07)	(0.32)	(0.29)	-
Realized gain (loss)	(0.05)	-	(0.03)	0.06	-
Dividends declared	(0.23)	(0.22)	(0.92)	(0.75)	-
Net asset value at end of period	$8.59	$9.08	$8.59	$9.08	$(110.45)

(1) Financial highlights are based on average weighted shares outstanding (2) For the period from April 16, 2010 (date of inception) to June 30, 2010, the net asset value at issuance was $15.00.